Subscription Agreement

As of October 24, 2007

To the Board of Directors of
Global Alternative Asset Management, Inc.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase 6,000,000 Warrants (“Insider Warrants”) at $1.00 per Insider Warrant, each to purchase one share of common stock, par value $0.0001 per share, of Global Alternative Asset Management, Inc. (the “Corporation”) at $7.50 per share for an aggregate purchase price of $6,000,000 (“Purchase Price”). The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”) which is being underwritten by EarlyBirdCapital, Inc. (“EBC”). The Insider Warrants will be sold to the undersigned on a private placement basis and not part of the IPO.

At least 24 hours prior to the effective date of the registration statement filed in connection with the IPO (“Registration Statement”), the undersigned shall deliver the Purchase Price to Graubard Miller (“GM”) to hold in a non-interest bearing account until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, GM shall deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s Registration Statement, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company. In the event that the IPO is not consummated within 14 days of the date the Purchase Price is delivered to GM, GM shall return the Purchase Price to the undersigned, without interest or deduction.

The undersigned represents and warrants that it has been advised that the Insider Warrants (including the underlying shares of common stock) have not been registered under the Securities Act; that it is acquiring the Insider Warrants for his account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Insider Warrants in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and that it is familiar with the proposed business, management, financial condition and affairs of the Corporation.

Moreover, the undersigned agrees that it shall not sell or transfer the Insider Warrants or any underlying securities until after the Corporation consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) meeting the requirements set forth in the Registration Statement and acknowledges that the certificates for such Insider Warrants shall contain a legend indicating such restriction on transferability.

The Company hereby acknowledges and agrees that in the event the Company calls the Warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Company and Continental Stock Transfer & Trust Company in connection with the Company’s IPO, the Insider Warrants will be exercisable on a cashless basis so long as such Insider Warrants are held by the undersigned or his affiliates.

The terms of this agreement and the restriction on transfers with respect to the Insider Warrants may not be amended without the prior written consent of EBC.

Very truly yours,

FORTUNE MANAGEMENT, INC.

By:
Name:
Title:

Agreed to:

Global Alternative Asset Management, Inc.

By:
Name:
Title:

Graubard Miller

By:
Name: David Alan Miller
Title: Managing Partner

EarlyBirdCapital, Inc.

By:
Name:
Title: